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                                                                    Exhibit 10.1

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


     This Executive Employment Agreement is made as of this 16 day of November, 2000, by and between Focal Communications Corporation and its Subsidiaries, a Delaware corporation (the "Company"), and Tony Leggio whose address is 5 Cameron Lane, Mt. Holly, New Jersey (the "Executive").

     WHEREAS, the Company and the Executive wish to enter into an agreement for employment which shall provide certain terms of employment. The parties acknowledge that all terms of employment may not be contained in this Agreement, but that as to other conflicting terms of employment, which may be initiated from time to time by the Company, the terms contained herein, or as amended from time to time by the parties hereto, shall control.

     NOW THEREFORE, in accordance with the premise above, the parties agree as follows:

     1.   Terms of Executive's Employment.
          -------------------------------

          (a)  Employment.  The Company hereby employs Executive, and Executive
               ----------
               hereby accepts employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth. The Company shall have the right to terminate the Executive's employment for any reason, at any time, with or without Cause (defined below). Executive shall have the right to terminate his employment for any reason, including Good Reason (as hereinafter defined), at any time, upon giving the Company written notice two weeks prior to such termination.

          (b)  Duties and Responsibilities.  Executive shall serve as President
               ---------------------------
               of Telecom Services, a division of the Company, and so long as Executive is employed by the Company or any of its Subsidiaries, Executive shall serve in such position as may be determined by the Board of Directors ("Board") and shall perform all duties and accept all responsibilities incident to such position or as may be assigned to him by the Board, and shall at all times comply with the policies and procedures adopted by the Company for its employees.

          (c)  Extent of Service.  So long as Executive is employed by the
               -----------------
               Company or any of its Subsidiaries, the Executive agrees to use his best efforts to carry out his duties and responsibilities under paragraph 1(b) hereof and to devote his full professional time and attention thereto.

          (d)  Base Compensation.  For all the services rendered by the
               -----------------
               Executive hereunder, the Company shall, commencing on the date of this agreement, and continuing so long as Executive is employed by the Company or any of its Subsidiaries, pay the Executive an annual salary at the rate of $225,000 per year, plus any additional amounts, if any, as may be approved by a majority of the Board, less withholding required by law or agreed to by the Executive, and payable in installments at such times as is customary with the Company but in any event no less frequently than monthly. The Company agrees that the Executive's salary will be reviewed annually by the Board to determine if any adjustment is appropriate. For purposes of paragraph 1(f) and
               Section 3 herein, Executive's annual salary shall not be less than $225,000. So long as Executive is employed by the Company or any of its Subsidiaries, the Executive shall also be entitled to participate in such vacation pay and any other fringe benefit plans as may from time to time be adopted by a majority of the Board and as are made available generally to other senior executives of the Company.

        (e)    Incentive Compensation. In addition to the compensation set forth
               -----------------------
               in paragraph 1(d) above, so long as the Executive is employed by the Company or its Subsidiaries the Executive shall be entitled to participate in a discretionary annual bonus plan providing for the payment to Executive of an annual bonus, in an amount to be determined by a majority of the Board or another officer of the Company as the Board determines. Executive shall be entitled to provide his input on the terms of his annual bonus plan before it is submitted to the Company's Board, but Executive acknowledges that such plan is discretionary in nature and is determined in the exclusive discretion of the Board or other officer so designated by the Board. The Company may adopt from time to time a bonus program, in which the Executive shall participate, the terms of which require the Company to achieve certain performance goals which are set in advance each year in the sole discretion of the Board.

        (f)    Severance Pay.
               -------------

               (i)  Termination Generally If at any time after the date hereof
                    ---------------------
                   Executive ceases to be employed by the Company and its Subsidiaries ("Termination") for (A) death or disability, (B) by the Company for any reason other than Cause, or (C) by Executive for Good Reason (a "Covered Termination"), Executive (or, in the case of death, Executive's estate) shall, until the end of the Severance Pay Period (as defined below), be entitled to receive a salary at the same rate of pay as, and on the same schedule and terms as was customary for, the salary Executive received under paragraph 1(d) above immediately prior to the Termination, as well as (except in the case of Executive's death) comparable medical benefits to those provided by the Company to Executive immediately prior to the Termination (such salary and benefits collectively, the "Severance Pay"); and all stock options theretofore granted to Executive and scheduled to vest within 12 months of the Covered Termination shall vest immediately. The payment of such Severance Pay shall in no way be construed as a continuation of Executive's employment after the Termination. The "Severance Pay

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                   Period" shall be equal to, if Executive is terminated by the
                   Company for any reason other than Cause, or the Executive terminates for Good Reason, death or disability, the 6-month period commencing on the date of the Covered Termination. If Executive resigns other than for Good Reason or is terminated by the Company for Cause, the Company shall not be obligated to pay any Severance Pay or provide vesting of any stock options as provided in this paragraph.

          (ii)     Termination Upon  Change in Control.
                   -----------------------------------

               (A) If, in anticipation of or within twelve months after a Change in Control, the Company terminates Executive's employment, other than for Cause and whether or not Executive obtains subsequent employment, or if Executive terminates his employment under Section 1(f)(ii)(B), the Company will, from and after the Termination Date for a period of one year, pay Executive in accordance with the Company's biweekly payroll practices an amount equal to (1) Executive's highest biweekly salary or base compensation during the two-year period prior to termination of employment plus (2) an amount equal to 1/26 multiplied by the greater of (i) Executive's targeted annual bonus for the year in which termination occurs and (ii) Executive's annual bonus for the year immediately preceding the year in which termination occurs. In addition, the Company will, from and after the Termination Date for a period of one year, provide Executive with health, dental, disability, and life insurance benefits substantially similar to the benefits in effect immediately prior to the Change in Control.

               (B) In connection with or anticipation of such Change in Control
                   (regardless of whether any other reason, other than Cuase, for such termination exists or has occurred), Executive may terminate employment with the Company or a Subsidiary for Good Reason within twelve months after the Change in Control with the right to compensation as provided in Section 1(f)(ii)(A).

        (g)    Nondisclosure and Nonuse of Confidential Information.
               ----------------------------------------------------

               (i) Nondisclosure Obligation.  Executive shall not disclose or
                   ------------------------
                   use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

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               (ii) Confidential Information.  As used in this Agreement, the
                    ------------------------
                    term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets,
                    (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

          (h)  Cause.  Cause means a finding by 2/3rds of the Board members then
               -----
               serving, after Executive has been given the opportunity for a formal hearing, of (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company, or Executive's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company, (B) any act or acts of disloyalty, misconduct or moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company or Executives' conviction of a crime the commission of which results in injury to the Company, or (C) Executive's refusal or failure (other than by reason of disability) to carry out reasonable instructions by his superiors or the Board and in the case of subsection (C), the failure of Executive to cure the same within 10 business days, after receipt of written notice thereof from the Company.

          (i)  Good Reason. Good Reason means (A) a significant adverse change
               -----------
               by the Company in the nature or scope of the duties attached to Executive's position as President, (B) the willful failure or refusal of Company to perform its material obligations under Sections 1(d) or (e) of this Agreement, or (C) the reduction by the Company of its expenditures for the operation of the Company's Telecom Services business in an amount that is materially less than the expenditures set forth in the Company's fiscal year 2001 budget unless such reduction is part of a reduction applicable generally to the

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               Company's other operating units, or (D) the Company requires the
               Executive to have his principal location of work changed to a location which is in excess of 50 miles from either New York City or Philadelphia without Executive's prior written consent, and, in the case of subsections (A), (B) or (C), the failure of the Company to cure the same within 10 business days after receipt of written notice thereof from Executive.

          (j)  Change in Control. Change in Control shall mean if at any time
               -----------------
               any of the following events shall have occurred:

               (i) The Company is merged or consolidated or reorganized with or into another corporation or other legal person, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

               (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Stock immediately prior to such sale or transfer;

               (iii) There is a report filed on Schedule 13D or Schedule 14D-1
                     (or any successor schedule, form or report), as promulgated in each case pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 promulgated under the Exchange Act or any successor rule or regulation promulgated thereunder) of securities representing 50% or more of the Voting Power; or

               (vi) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors and any new Directors whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority of the Directors. Notwithstanding the provisions of subparagraph (c) above, a "Change in Control" shall not be deemed to have occurred for the purposes of this Agreement
                     (i) solely because MDCP either files or becomes obligated to file a report on Schedule 13D (or any successor schedule or report), as promulgated

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                     pursuant to the Exchange Act, disclosing beneficial
                     ownership by it of securities representing 50% or more of the Voting Power, (ii) solely because the Company or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein), as promulgated in each case pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Power or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (iii) solely because of a change in control of any subsidiary (as the term "subsidiary" is defined in Section 424(f) of the Code) of the Company.

          2.   The Company's Ownership of Intellectual Property.
               ------------------------------------------------

               (a)   Acknowledgment of Company Ownership. In the event that
                     -----------------------------------
                     Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any Intellectual Property that is copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose to the Company all Intellectual Property he generates, authors or contributes to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after Termination of Executive's employment with the Company).

               (b)   Executive Invention. Executive understands that paragraph 2
                     -------------------
                     of this Agreement regarding the Company's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

          (c)  Delivery of Materials upon Termination of Employment.  As
               ----------------------------------------------------
               requested by the Company from time to time and upon the Termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company shall provide the Company with written confirmation that all such materials have been delivered to the Company.

     3.   Noncompetition and Nonsolicitation.
          ----------------------------------

          (a)  Noncompetition.  Executive acknowledges and agrees with the
               --------------
               Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. For and in consideration of the terms contained herein Executive covenants and agrees with the Company that during the Noncompetition Period (as defined below), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business division, group or franchise (or if there are no divisions, any business) where such division, group or franchise (or business, if applicable) engages or proposes to engage in any business conducted by the Company or proposed to be conducted pursuant to a Board resolution or Subsequent Business Plan (including, but not limited to, the sale or distribution of local switched dial tone telecommunication services) in any metropolitan statistical area ("MSA") in which the Company conducts such business or proposes to conduct such business pursuant to a Board resolution or Subsequent Business Plan. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded.

          (b)  Nonsolicitation.  During the Noncompetition Period, Executive
               ---------------
               shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

          (c)  Noncompetition Period.  The "Noncompetition Period" shall
               ---------------------
               commence on the date hereof and continue (i) if Executive is terminated by the Company with or without Cause, until such date as shall be specified by the Company in writing within 14 calendar days after Termination, provided that such date shall
                                                --------
               not be later than the first anniversary of the Termination, or
               (ii) otherwise, until such date as shall be specified by the Company in writing within the 30 calendar days after Termination, provided that such date shall not be later than the 18-month
               --------
               anniversary of the Termination. After the end of the Severance Pay Period (or if there is no Severance Pay, the date upon which the Company elects the duration of the Noncompetition Period), the Company shall until the end of the Noncompetition Period pay Executive his Noncompete Compensation (unless Executive breaches his obligations under this paragraph 3, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Noncompete Compensation). If there is no Severance Pay, the Company shall during the period from Termination until such time as the Company elects the duration of the Noncompetition Period (the "Interim Period"), pay Executive his Interim Compensation (unless Executive breaches his obligations under this paragraph 3, it being understood that in such case Executive shall continue to be bound by such obligations as if the Company were continuing to pay Interim Compensation). "Noncompete Compensation" shall consist of 50% of the salary that Executive received under paragraph 1(d) above as compensation from the Company and its Subsidiaries immediately prior to termination (Executive's "Previous Salary") together with the continuation of the medical benefits that the Company provided to Executive immediately prior to Termination (Executive's "Previous Benefits"); provided that
                                                                 --------
               if at any time during the Noncompetition Period Executive obtains other employment (i) with comparable medical benefits to Executive's Previous Benefits, Executive's Noncompete Compensation shall during the period of such employment not include the continued provision of medical benefits, and (ii) with a salary exceeding 50% of Executive's Previous Salary, Executive's Noncompete Compensation shall during the period of such employment be reduced (but not below zero) by the amount of such excess. "Interim Compensation" shall consist of 100% of Executive's Previous Salary and Previous Benefits, provided that if at any time during the Interim Period Executive
               --------
               obtains other employment, Executive's Interim Compensation shall during the period of such employment be reduced (but not less than zero) by the amount of salary and benefits received as compensation for such other employment.

     4.   Notices. Any notice provided for in this Agreement must be in writing
          -------
          and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          To the Company:
          200 N. La Salle, Ste 1100
          Chicago, IL 60601
          Attn: General Counsel

          with a copy to:
          200 N. La Salle, Ste 1100
          Chicago, IL 60601
          Attn: Vice President Human Resources

          To Executive:


     or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, one business day after being sent by reputable overnight courier service, or three business days after being deposited in the U.S. mail.

     5.   General Provisions.
          ------------------

          (a)  Severability.  Whenever possible, each provision of this
               ------------
               Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b)  Complete Agreement.  This Agreement, those documents expressly
               ------------------
               referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof, in any way.

          (c)  Counterparts.  This Agreement may be executed in separate
               ------------
               counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (d)  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
               this Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          (e)  Choice of Law.  All questions concerning the construction,
               -------------
               validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the laws of the State of Illinois.

          (f)  Remedies.  Each of the parties to this Agreement  shall be
               --------
               entitled to enforce its rights under this Agreement specifically, to recover damages and cost (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that, money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g)  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
               amended and waived only with the prior written consent of the Company and Executive.

          (h)  Business Days.  If any time period for giving notice or taking
               -------------
               action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period will be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



FOCAL COMMUNICATIONS CORPORATION



By: /s/ Robert C. Taylor, Jr.


Its: President and Chief Executive Officer



EXECUTIVE:



/s/ Anthony J. Leggio, Jr.